EXHIBIT 23.3


                CONSENT OF INDEPENDENT PETROLEUM ENGINEERS



     We consent to the inclusion herein and incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3, being filed by Global Marine Inc. with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of our report on our estimates of proved oil and gas reserves of the Company for each of the three years ended December 31, 1993, 1992 and 1991 and to the reference to our firm under the heading "Experts" in said Prospectus.





                              /s/  Ryder Scott Company
                                   Petroleum Engineers


Houston, Texas
May 17, 1994